PLAN AND AGREEMENT OF REORGANIZATION

                                     BETWEEN

                            MAS Acquisition XI Corp.

                            (an Indiana corporation)

                                      AND

Bluepoint Software Co., Ltd. (Formally Shenzhen Sinx Software Co. Ltd.)

(a Chinese corporation)

This Plan and Agreement of Reorganization is entered into this 7th day of January, 2000 by and between MAS Acquisition XI Corp., an Indiana corporation, with offices at 1710 E. Division Street, Evansville, Indiana 47711, hereafter referred to as "MAS" and Bluepoint Software Co., Ltd., a Chinese corporation, with offices at 203 W-2,SEG Science & Indust ry Park, Huaqian Road North, Shenzhen, Guangong Province, China, and its shareholders, hereinafter referred to as "BLUEPOINT".

This Plan or Reorganization is within the meaning of Section 368 a) (1) (B) of the Internal Revenue Code of 1986, as amended, MAS will acquire from the shareholders of BLUEPOINT all of the issued and outstanding s hares of BLUEPOINT in return for 15,500,000 shares of the authorized but unissued shares of MAS. BLUEPOINT will then become and operate as a whol ly owned subsidiary of MAS.

                                   AGREEMENT

In order to consummate such plan of reorganization, the parties he reto, in consideration of the mutual agreements and on the basis of the representations and warranties hereafter set forth, do hereby a gree, as follows:

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                                   ARTICLE I

1.01.  Transfer of  BLUEPOINT  capital  stock and  consideration  for t ransfer:
Subject to the terms and conditions of this Agreement, each B LUEPOINT shareholder shall have endorsed and delivered his or her certifica to to Yu Deng, CEO of BLUEPOINT, as Trustee, prior to the closing date, wh o shall, at such closing, deliver said certificates to Aaron Tsai in exch ange for the stated number of shares of MAS (subject to the provisions of Section 4(2) of the Securities Act of 1933, as amended) as set forth in 1.0 2 below.

1.02. Consideration for transfer to MAS: On the closing date, su bject to the terms and conditions of this Agreement, and in full considera tion for the transfer and delivery to MAS of all the issued and outstandin g shares of BLUEPOINT. MAS shall cause to be delivered by its transfer agent, Signature Stock Transfer, of Dallas, Texas, 15,500,000 shares of the authorized but unissued capital stock of MAS. Said MAS shares shall be broken down into individual names and amounts as requested in writi ng by Yu Deng, authorized agent for the BLUEPOINT shareholders, and when issued, such shares to be fully paid and nonassessable. Such shares shal 1 not be free trading as they are not at this time registered or covered by any exemption. Said shares will be restricted in nature and said res triction shall be reflected on the face of all certificates included in the MAS shares.

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                                   ARTICLE II

2.01. Closing: The time of delivery by BLUEPOINT stockholders of their respective shares as provided in Paragraph 1.01 of this Agreemen t having already taken place, said shares being held by Yu Deng, as au thorized agent, and the certificate(s) for MAS shares as authorized by the Board of Directors of MAS being in hand for delivery to Aaron Tsai, as au thorized agent, closing shall be effective with the signing of this Agreem ent. For purposes of record, closing shall be effective on or before 17t h day of January, 2000, 5 p.m. Central Time.

                                       ii

                                  ARTICLE III

3.01. Representations and Warranties by BLUEPOINT:

(1) BLUEPOINT is a corporation duly organized and validly existin g and in good standing under the laws of China. It has all requisite corpora to power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and pr ovisions of this Agreement. BLUEPOINT is duly qualified, licensed, or dome sticated and in good standing as a foreign corporation authorized to do bus iness in each jurisdiction wherein the nature of its activities conducted or the character of its properties make such qualification, licens ing, or domestication necessary.


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(2)(a)  BLUEPOINT  is  duly  and  lawfully   authorized  by  its  Arti  cles  of
Incorporation, to issue the shares of capital stock required by this Agreement; further, BLUEPOINT has no other authorized series or class of stock. All of the outstanding sharesof BLUEPOINT's capital stock h ave been duly issued.

(b) BLUEPOINT is not presently liable on account of a any indebtedn ess for borrowed monies, except as reflected on the Balance Sheet described in Subparagraph (4), below.

(c) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities,or other greements or arrangements of any character or nature whatsoev er under which BLUEPOINT is or may be obligated to issue or purchase share s of its capital stock.

(3) Each BLUEPOINT stockholder severally and for himself at the tim e of the Closing on the Closing Date will be the lawful owner of the share s of the capital stock of BLUEPOINT held in his name, free and clear of al 1 liens, claims and encumbrances of every kind. Each stockholder has fu 11 legal right, power, and authority to sell, assign, and transfer his s hares of capital stock of BLUEPOINT; and the delivery of such shares to an y person pursuant to the provisions of this Agreement will transfer val id title thereto, free and clear of all liens, encumbrances and claims of every kind.


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(4) BLUEPOINT has furnished MAS with an unaudited Balance S heet of BLUEPOINT as of September 30, 1999, hereinafter referred to as the Balance Sheet. Such financial statement presents fairly the financial cond ition of BLUEPOINT at such date. Specifically, but not by way of limitat ion, the Balance Sheet discloses all of the debts, liabilities, and obliga tions of any nature (whether absolute, accrued, contingent, or otherwi se, and whether due or to become due) of BLUEPOINT at the date thereof.

(5) BLUEPOINT has not, since September 30, 1999:

(a) Incurred any obligations or liabilities, absolute, accrued, con tingent, or otherwise and whether due or to become due, except current lia bilities incurred in the ordinary course of business, none of which a dversely affects the business or prospects of BLUEPOINT.

(b) Discharged or satisfied any liens or encumbrances, or p aid any obligation or liability, absolute, accrued, contingent or other wise and whether due or to become due, other than current liabilities show n on the Balance Sheet and current liabilities incurred since the clo sing of business on the date of the Balance Sheet, in each case, in the ordinary course of business;

(c) Declared or made any payment or distribution to its Stockho lders or purchased or redeemed, or obligated itself to purchase or redeem any of its shares of Capital Stock or other securities;

(d) Mortgaged, pledged, or subjected to lien, or other encumbr ances or charges, of its assets, tangible or intangible;

(e) Sold or transferred any of its assets except for inventory sol d in the ordinary course of business or canceled debt or claim;

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MAS Final.txt

(f) Suffered any damage, destruction, or loss (whether or not co vered by insurance) affecting the properties, business, or prospects of BL UEPOINT, or waived any rights of substantial value;

(g) Entered into any transaction other than in the ordinary course of business.

(6) There are no legal actions, suits, arbitration, or other legal or administrative proceedings pending against BLUEPOINT which would of fect it, its properties, assets, or business. BLUEPOINT is not in defa ult with respect to any judgment, order or decree of any government ag ency or instrumentality.

(7) BLUEPOINT has good and marketable title to all of its proper ties and assets, including without limitation those reflected in the Balan ce Sheet and those used or located on property controlled by BLUEPOINT in its business on the date of the Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no m ortgage, pledge, lien, charge, security interest, encumbrance, or restrictio n except those which (a) are disclosed on the Balance Sheet as securing s pecified liabilities; (b) are disclosed in the Schedule of Assets referre d to in Subparagraph 3.01(8) hereof; or (c) do not materially adversely of fect the use thereof. The building and equipment of BLUEPOINT are in good c ondition and repair, reasonable wear and tear excepted. BLUEPOINT has not been, to the knowledge of any officer of BLUEPOINT, threatened with any a ction or proceeding under any building or zoning ordinance, regulation or law.

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(8) Prior to Closing  Date,  BLUEPOINT  will have  delivered  to MAS a s eparate
Schedule of Assets, specifically referring to this paragraph, conta ining:

(a) A true and complete aged list of accounts receivable (if any) as of a date no earlier than the Closing Date.

(b) A true and complete list of all capitalized machinery, tools, equipment, and
rolling   stock  owned  by  BLUEPOINT,   setting  forth  al  1  liens,   claims,
encumbrances, charges, restrictions, covenants, and con ditions.

(c) A complete schedule of all fire and other casualty and 1 iability policies of BLUEPOINT in effect at the time of delivery of said s chedule.

(9) BLUEPOINT is not a party to, or otherwise bound by, any wr itten or oral:

(a) Contract or agreement not made in the ordinary course of b usiness;

(b) Lease with respect to any property, real or personal, whether a s lessor or lessee, except as reflected in the Balance Sheet.

(c) Contract or other commitment continuing for a period of more th an thirty days and which is not terminable without cost or other liabi lity to BLUEPOINT or its successor except as shown on the Balance Sheet.

BLUEPOINT has in all respects performed all obligations require d to be performed by it to date and is not in material default under an y of the contracts, agreements, leases, documents, or other arrangement to which it is a party or by which it is otherwise bound.


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(10) The books of account,  minute books,  stock  certificate  books, a nd stock transfer ledgers of BLUEPOINT are complete at Closing and also corr ect, and there have been no transactions involving the business of BLUEPOI NT which properly should have been set forth in said respective books, of her then those set forth therein.

(11) Since the Balance Sheet there has not been any material advers e change in, or event or condition materially and adversely affecting the c ondition (financial or otherwise) of the properties, assets or liabili ties of BLUEPOINT.

3.02 MAS represents and warrants to BLUEPOINT and its stockholders as follows:

(1) MAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

(2) MAS is considered a fully-reporting company by the SEC.

(3) MAS's authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $.001. Af ter the completion of this Agreement 20,000,000 shares of common stock will be validly issued and outstanding. This figure reflects the shares beneficially issued to the shareholders of BLUEPOINT under Rule 3(a (9) of the Securities Act of 1933.

(4) The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This A greement constitutes a

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valid and binding  obligation of MAS in accordance  with its terms. No provision of the Articles of Incorporation and the am endments thereto, by-laws and any amendments thereto, or of any contract to which MAS is a party or otherwise bound, which prevents MAS from deliver ing good title to its shares of such capital stock in the manner cont emplated hereunder.

(5) MAS has furnished BLUEPOINT and its shareholders with a stat ement of management,and previous management, that there are little or no as sets and no liabilities, and that the corporation, and its predecessor hav e had no activities in which it could have incurred any liabilities si nce the September 30, 1999 financials.

(6) All of the MAS common shares to be issued to BLUEPOINT  shar eholders  will,
when  so  issued,   be  validly   issued   and   outstanding,   fully  paid  and
non-assessable.

(7) Since the financial condition statement, there has not been any material or adverse change in, or event or condition materially and adversely affecting the condition of MAS.

                                   ARTICLE IV

4.01 BLUEPOINT covenants that all statements made herein and he reto are true and correct and may be relied upon by MAS.

4.02. BLUEPOINT covenants and warrants that all books, reco rds and financial statements employed or used in connection with this Agree ment are true and correct and that the right to examine same has been ext ended to MAS and its representatives.

4.03. Federal Securities Act-Unregistered Stock:

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(1) Each BLUEPOINT stockholder  acknowledges thatthe shares of MA S common stock to be delivered to him pursuant to this Agreementhave not and are not registered under the 1933 Act, as amended, and that accordin gly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, and the rules of the Securi ties and Exchange Commission interpreting said Act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act, as amended.

(2) Each BLUEPOINT stockholder agrees that the certificates eviden cing the shares he will receive shall contain substantially the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUI RED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE S AME ARE REGISTERED UNDER THE SECURITY ACT OF 1933, OR THE COMPANY REC EIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULA TIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER SECURIT Y ACT OF 1933."

                                   ARTICLE V

5.01 Conditions Precedent:

(1) The aggregate number of shares of the corporation'scapit al stock tendered by the BLUEPOINT stockholders at the closing shall consti tute 100 percent of all of the issued and outstanding Capital Stock of BLUEPOINT.

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                                   ARTICLE VI

6.01 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the me aning or interpretation of this Agreement.

6.02. This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

6.03. This Agreement shall be binding on and inure to the benefit o f and be enforceable by the BLUEPOINT shareholders and MAS, their respectiv e heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

6.04. Should there be any litigation arising from this transact ion, the prevailing party shall be entitled to recover reasonable attorne y's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. These fees shall be in addition to any other relief whic h may be awarded.

IN WITNESS WHEREOF, the parties hereto have executed this P lan and Agreement of Reorganization on the date first set forth, at 1710 E. Division St.,Evansville, Indiana 47711.

FOR MAS Acquisition XI CORP.,
an Indiana Corporation

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By:/s/Aaron Tsai
----------------
Aaron Tsai, President

FOR Bluepoint Software Co., Ltd.,
a Chinese corporation

By:/s/Yu Deng
-------------
Yu Deng, Chairman and CEO

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